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                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]


Office of the Chief Accountant                            Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                    Suite 5600
Washington, D.C. 20549                                    901 Main Street
                                                          Dallas, Tx. 75202-3799

                                                          Tel: 214-741-8300

                                                          www.arthurandersen.com

October 11, 2000

Dear Sir/Madam:

We have read the Change of Accountants paragraph included in the Form S-1 of Oil States International, Inc. to be filed with the SEC and are in agreement with the statements related to Arthur Andersen LLP contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Copy:
Mr. Gary Roberson, Vice President Finance, Oil States Industries, Inc.